                       FIRST SUPPLEMENTAL INDENTURE
                          dated as of May 1, 1998

                           ____________________



                This First Supplemental Indenture, dated as of the 1st day of May, 1998 between Consumers Energy Company, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company") and having its principal office at 212 West Michigan Avenue, Jackson, Michigan 49201, and The Chase Manhattan Bank, a New York banking corporation (hereinafter called the "Trustee") and having its principal Corporate Trust Office at 450 W. 33rd Street, 15th Floor, New York, New York, 10001.


                                WITNESSETH:

                WHEREAS, the Company and the Trustee entered into an Indenture, dated as of February 1, 1998 (the "Original Indenture"), pursuant to which one or more series of debt of the Company (the "Notes") may be issued from time to time; and

                WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Notes to be established in an indenture supplemental to the Original Indenture; and

                WHEREAS, Section 13.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Notes to establish the form and terms of the Notes of any series; and

                WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of two series of Notes to be known as the Company's "Senior Notes, 6.20%Reset Put Securities, Series A, Due 2008" (the "Series A REPS"), and the Company's "Senior Notes, 6.20%Reset Put Securities, Series B, Due 2008" (the "Series B REPS" and collectively with the Series A REPS, the "REPS") Company's providing for the issuance of the REPS and amending and adding certain provisions thereof for the benefit of the Holders of the REPS; and

                WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture for the purposes set forth in Sections
2.01 and 13.01 of the Original Indenture as referred to above; and

                WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this First Supplemental Indenture; and

                WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

                NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
                WITNESSETH:

                For and in consideration of the premises and the purchase of the REPS to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the REPS, as follows:

                                 ARTICLE I

                    STANDARD PROVISIONS; DEFINITIONS

                SECTION 1.01.  STANDARD PROVISIONS.  The Original
Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture." All capitalized terms which are used herein and not otherwise defined herein or in Exhibits A or B hereto are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                                ARTICLE II

                 DESIGNATION AND TERMS OF THE REPS; FORMS

                SECTION 2.01. ESTABLISHMENT OF SERIES. There are hereby created a series of Notes to be known and designated as the "Senior Notes, 6.20% Reset Put Securities, Series A, Due 2008" and "Senior Notes, 6.20% Reset Put Securities, Series B, Due 2008, respectively, each such series limited in aggregate principal amount (except as contemplated in Section 2.05(c) of the Indenture) to $250,000,000. The form and terms of the REPS are established in the form of Notes attached hereto as Exhibits A and B.

                                ARTICLE III

                       ADDITIONAL EVENTS OF DEFAULT
                         WITH RESPECT TO THE REPS

                SECTION 3.01 DEFINITION. All of the events specified in clauses (1) through (6) of Section 8.01(a) of the Original Indenture shall be "Events of Default" with respect to the REPS. In addition, the following event that shall have occurred and be continuing shall be an additional Event of Default with respect to each series of REPS: (7) default in the payment of the Put Price (as defined in each form of REPS attached hereto) at or prior to the Coupon Reset Date.

                                ARTICLE IV

                               MANDATORY PUT

                SECTION 4.01. MANDATORY PUT OPTION OF THE TRUSTEE. The Trustee agrees to exercise the Mandatory Put on behalf of the Holders of the REPS as provided in each form of REPS set forth in Exhibits A and B hereto and to take such other action as is contemplated in such form to be taken by the Trustee.

                                 ARTICLE V

                          SUPPLEMENTAL INDENTURES

                SECTION 5.01. EFFECT ON ORIGINAL INDENTURE. This First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

                                ARTICLE VI

                               MISCELLANEOUS

                SECTION 6.01. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                SECTION 6.02.  RECITALS.   The recitals contained herein
shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First
Supplemental Indenture.

                SECTION 6.03. GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Original Indenture and its construction.

                IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                 CONSUMERS ENERGY COMPANY


                                 By: /s/ A.M. Wright
                                     _______________________________
                                     Name: Alan M. Wright
                                     Title: Senior Vice President and
                                     Chief Financial Officer
Attest:  /s/ Thomas A. McNish

(Corporate Seal)

                                 THE CHASE MANHATTAN BANK,
                                  AS TRUSTEE


                                 By: /s/ Glenn G. McKeever
                                     ________________________________
                                     Name:  Glenn G. McKeever
                                     Title: Vice President

Attest: /s/ Wanda Eiland
        Wanda Eiland
        Trust Officer

(Corporate Seal)

STATE OF MICHIGAN    )
                     )SS.
COUNTY OF WAYNE      )

         On th 1st day of May, 1998, before me personally came ALAN M. WRIGHT, to me known, who, being by me duly sworn, did depose and say that he resides at Ann Arbor, Michigan; that he is Senior Vice President and Chief Financial Officer of Consumers Energy Company, a Michigan corporation, and which executed the foregoing First Supplemental Indenture that he knows the seal of said corporation; that the seal affixed to said First Supplemental Indenture is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Sherry Ann White
------------------------------
Sherry Ann White
Notary Public
Wayne County, Michigan
My Commission Expires:  March 7, 2002

                                 EXHIBIT A

REGISTERED                                               REGISTERED


        THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

        THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS
NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO CONSUMERS OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO CONSUMERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO CONSUMERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                         CONSUMERS ENERGY COMPANY

        SENIOR NOTE, 6.20% RESET PUT SECURITIES, SERIES A, DUE 2008



CUSIP:                                NUMBER: 1

ORIGINAL ISSUE DATE: May 1, 1998      PRINCIPAL AMOUNT:

INTEREST RATE: To but excluding       MATURITY DATE: May 1, 2008, subject
May 1, 2003, 6.20%. From and          to mandatory repayment of principal
including May 1, 2003, at the         to the existing Holder hereof
Coupon Reset Rate, as described       pursuant to the Call Option or
on the reverse of this Note.          Mandatory Put described on the
                                      reverse of this Note.

       CONSUMERS ENERGY COMPANY, a corporation of the State of Michigan (the "COMPANY"), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of
                                    DOLLARS
on the Maturity Date set forth above, and to pay interest thereon from May 1, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 1 and November 1 in each year, commencing November 1, 1998, at the per annum Interest Rate set forth above, until but excluding May 1, 2003 (the "Coupon Reset Date"), whereupon the interest rate will be reset to the Coupon Reset Rate as set forth on the reverse hereof (provided that during the continuation of a Registration Default, as defined in the Registration Rights Agreement dated as of May 1, 1998 among the Company, Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Chicago Capital Markets, Inc. and Salomon Brothers Inc. (i) the Interest Rate shall be 6.45% per annum, until but excluding the Coupon Reset Date, and (ii) shall be a rate equal to the sum of the Coupon Reset Rate and .25% from and after the Coupon Reset Date). No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not fewer than ten days prior to such Special Record Date. Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                      CONSUMERS ENERGY COMPANY



Dated: May 1, 1998                     By:
                                      _________________________________
                                   Title: Senior Vice President and
                                            Chief Financial Officer


                                   Attest: _____________________________
                                   Title: Vice President and Secretary


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This Note is one of the Notes of
the series herein designated,
described or provided for in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK, As Trustee



By:  _____________________________
       Authorized Officer

       This Global Note is a global security in respect of a duly authorized issue of Senior Notes, 6.20% Reset Put Securities, Series A, Due 2008, (the "NOTES OF THIS SERIES", which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of February 1, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $250,000,000.

       Prior to the Release Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the "SENIOR NOTE FIRST MORTGAGE BONDS") delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture, dated as of September 1, 1945, from the Company to The Chase Manhattan Bank, as successor trustee to City Bank Farmers Trust Company (the "MORTGAGE TRUSTEE"), as supplemented and modified (collectively, the "FIRST MORTGAGE"). Reference is made to the First Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note First Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of first mortgage bonds under the First Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

       From and after such time as all first mortgage bonds (other than Senior Note First Mortgage Bonds) issued under the First Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Release Date"), the Senior Note First Mortgage Bonds shall cease to secure the Notes in any manner. In certain circumstances prior to the Release Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note First Mortgage Bonds held by the Trustee, but in no event prior to the Release Date to amount less than the aggregate outstanding principal amount of the series of Notes initially issued contemporaneously with such Senior Note First Mortgage Bonds.

       Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.

       The Notes will not be subject to redemption prior to the Maturity
Date.

       On the Coupon Reset Date (i) if all of the Notes are purchased on such date by the Callholder pursuant to its Call Option (as defined below), the Notes shall bear interest from and including the Coupon Reset Date to but excluding Maturity Date at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below (subject to payment of additional interest of .25% per annum during the continuation of a Registration Default as provided on the face hereof), or (ii) the Notes shall be purchased by the Company pursuant to the exercise of the Mandatory Put (as defined below) by the Trustee on behalf of the Holders of the Notes.

       The Notes will mature on the Maturity Date. On the Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder (who shall make such payment to the Trustee for the benefit of the Holders), if the Callholder purchases this Note pursuant to the Call Option, or (ii) in the event the Callholder does not exercise the Call Option or fails for any reason to pay the Call Price (as defined below) to the Trustee when required, from Consumers following the exercise of the Mandatory Put by the Trustee for and on behalf of the holders of the Notes.

       By giving notice to the Trustee as described below (the "Call Notice"), the Company, as initial Callholder, or any assignee of the Call Option as Callholder, has the right to purchase the Notes, in whole but not in part, on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date). The Callholder will be required to give the Call Notice to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than ninety calendar days prior to the Coupon Reset Date. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's account with The Depository Trust Company ("DTC"). If the Callholder exercises the Call Option, (a) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date the Callholder shall pay the amount of the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the Notes (including, if applicable, the Holder hereof) on the Coupon Reset Date and
(ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Note to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date. The Callholder is not required to exercise the Call Option, and no Holder of the Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

       The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Notes (including, if applicable, the Holder hereof).

       The Call Option provides for certain circumstances under which such Call Option may be terminated (as described below).

       If the Call Option is not exercised or if the Callholder fails to pay the Call Price to the Trustee at or prior to the required time for any reason or if the Call Option otherwise terminates, the Trustee will exercise the right of the Holders of the Notes (including the Holder hereof) to require the Company to purchase the Notes, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof ("Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the Holders of the Notes (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Company will deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the Notes will be required to deliver and will be deemed to have delivered the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of a Note, each Holder irrevocably agrees that the Trustee shall exercise the Mandatory Put for or on behalf of the Holder of the Notes as provided herein. No Holder of any Note or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

       In anticipation of the exercise of the Call Option or Mandatory Put on the Coupon Reset Date, notice of delivery of all Notes on the Coupon Reset Date against payment of the Call Price or Put Price (the "Delivery Notice") shall be given by mail not less than 30 nor more than 60 days prior to the Coupon Reset Date (which, as long as the Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (the "Depositary")); provided, however, that the failure to duly give such Delivery Notice by mail, or any defect therein, shall not affect the validity of any proceedings for the delivery of any Notes. The Trustee will notify the Holders of Notes once it is determined whether the Call Price or the Put Price will be delivered on the Coupon Reset Date. Interest on the Notes accrues to, but excludes, the Coupon Reset Date.

       Pursuant to the terms of a Calculation Agency Agreement, dated as of May 1, 1998 between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) will be
the Calculation Agent.   If the Callholder timely exercises its Call
Option, and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate to be paid on the Notes, from and including such Coupon Reset Date, to but excluding the Maturity Date (the "Coupon Reset Rate").

       (a) The Company will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which it desires the Calculation Agent to obtain Bids (as defined below) for the purchase of the Notes and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

       (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent will provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Offering Memorandum relating to the Notes, (ii) a copy of the form of the Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed. "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall also be provided with (A) the Company's name, (B) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (C) the principal amount and Maturity Date of the Notes and (D) the method by which interest will be calculated on the Notes.

       (c) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (i) the total principal amount of the Notes, plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 1, 2008, which has an interest rate of 5.75%, semi-annual interest payments on each May 1 and November 1, commencing November 1, 2003, and a principal amount of $250,000,000 million, and assuming a discount rate equal to the Treasury Rate over (B) $250,000,000. "Treasury Rate" for the Notes means the per annum rate equal to the offer side yield to maturity of the current on-the-run five-year United States Treasury Security per Telerate page 500 ( or any successor page or substitute page as may replace such page on such service), at 11:00 a.m., New York City time, on the 90th calendar day prior to the Coupon Reset Date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent) or, if such rate does not appear on Telerate page 500 ( or any successor page or substitute page as may replace such page on such service) at such time, the rate on GovPX End-of-Day Pricing at 3:00 p.m., New York City time, on such date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent).

       (d) The Calculation Agent will provide written notice to the Company by 12:30 p.m., New York City time, on the Bid Date, setting forth
(i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time, and provided further, that if any two or more of the lowest Bids submitted are equivalent, Consumers shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a dealer, has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid.

       (e) Immediately after calculating the Coupon Reset Rate, the Calculation Agent will provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate. At the request of the Holders of any Notes, the Calculation Agent will provide to the Holders the Coupon Reset Rate. The Trustee shall notify the Mortgage Trustee of the Coupon Reset Rate.

       If the Calculation Agent determines that at any time prior to the sale of the Notes on the Bid Date (i) an Event of Default has occurred and is continuing under Sections 8.01(a)(1), (2), (3) or (4) (other than, with respect to clause (4), any Event of Default resulting from a default under
Section 11.01(d) or (e) of the Mortgage ), the Callholder may terminate the Call Option by written notice to the Company and the Trustee; or (ii) an Event of Default has occurred and is continuing under Sections 8.01(a)(4) (to the extent that such Event of Default results from a default under Section 11.04(d) or (e) of the Mortgage), (5) or (6) of the Indenture, the Call Option shall immediately and automatically terminate. In addition, if the Calculation Agent determines that following the Call Notice, (A) the Callholder fails to pay the Call Price by 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date due to the occurrence of a Market Disruption Event (as defined below) or (B) fewer than two Dealers have submitted Bids in a timely manner substantially as provided above, such Call Option will be automatically revoked and terminated, and the Trustee will exercise the Mandatory Put on behalf of the Holders. "Market Disruption Event" shall mean any of the
following:   (A) a suspension or material limitation in trading in
securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (B) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (C) any material adverse change in the existing financial, political or economic conditions in the United States of America; (D) an outbreak or escalation of major hostilities involving the United States of America or a declaration of a national emergency or war by the United States of America; or (E) any material disruption of the U.S. Treasury securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impracticable to conduct the Coupon Reset Process.

       Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of, and any premium on, this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal and premium of this Global Note is required to be paid.

       The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

       If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the Senior Note First Mortgage Bonds as provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

       As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

       No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

       As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

       The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Michigan.

                               ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants              UNIF GIFT
in common                               MIN ACT - _____ Custodian ______
                                             (Cust)          (Minor)

TEN ENT -- as tenants by the       Under Uniform Gifts to Minors
entireties

JT TEN -- as joint tenants with
right of survivorship and not
as tenants in common               ________________________________
                                                State

                Additional abbreviations may also be used
                       though not in the above list.

                            ___________________

            FOR VALUE RECEIVED the undersigned hereby sell(s),
                      assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
                Please print or typewrite name and address
                   including postal zip code of assignee


______________________________
the within note and all rights
thereunder, hereby irrevocably
constituting and appointing
                    attorney to
transfer said note on the books
of the Company, with full power
of substitution in the premises.


The undersigned certifies that said Note is being resold, pledged or otherwise transferred as follows: (check one)

___    to the Issuer;

___ to a Person whom the undersigned reasonably believes is a qualified institution within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

___ in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

___ to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Note for investment purposes and not for distribution; (attach a copy of an Investment Letter For
       Institutional Accredited Investors in the form annexed signed by an authorized officer of the transferee);

___ as otherwise permitted by the non-registration legend appearing on this Note; or

___ as otherwise agreed by the Issuer, confirmed in writing to the Trustee, as follows: (describe)

__________________________________________________________________________

__________________________________________________________________________


Dated:   ______________________

                                   NOTICE:  The signature to this
                                   assignment must correspond with the
                                   name as written upon the face of the
                                   within instrument in every particular,
                                   without alteration or enlargement or
                                   any change whatever.FORM OF INVESTMENT
                                   LETTER FOR INSTITUTIONAL
                                   ACCREDITED INVESTORS



(Transferor, Trustee and Issuer Names and Addresses)



Ladies and Gentlemen:

       In connection with our proposed purchase of Senior Notes, 6.20%, Series A, Due 2008 (the "Notes") issued by Consumers Energy Company ("Issuer"), we confirm that:

           1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

           2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to Notes (the "Indenture") and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

           3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Senior Notes, we will do so only (A) to the Issuer,
           (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter) and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

           4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

       You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,



                                        By:  ____________________________
                                             Name:
                                             Title:

                                 EXHIBIT B

REGISTERED                                       REGISTERED

       THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

                         CONSUMERS ENERGY COMPANY

        SENIOR NOTE, 6.20% RESET PUT SECURITIES, SERIES B, DUE 2008


CUSIP:                                       NUMBER:

ORIGINAL ISSUE DATE: May 1, 1998             PRINCIPAL AMOUNT:

INTEREST RATE: To but excluding              MATURITY DATE:  May 1, 2008,
May 1, 2003, 6.20% from and                  subject to mandatory
including May 1, 2003, at the                repayment of
Coupon Reset Rate, as described              principal to the existing
on the reverse of this Note.                 Holder hereof pursuant to the
                                             Call Option or Mandatory Put
                                             described on the reverse of
                                             this Note.

       CONSUMERS ENERGY COMPANY, a corporation of the State of Michigan (the "COMPANY"), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of
                                  DOLLARS
on the Maturity Date set forth above, and to pay interest thereon from May 1, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 1 and November 1 in each year, commencing November 1, 1998, at the per annum Interest Rate set forth above, until but excluding May 1, 2003 (the "Coupon Reset Date"), whereupon the interest rate will be reset to the Coupon Reset Rate as set forth on the reverse hereof (provided that during the continuation of a Registration Default, as defined in the Registration Rights Agreement dated as of May 1, 1998 among the Company, Morgan Stanley & Co. Incorporated, Chase Securities Inc., First Chicago Capital Markets, Inc. and Salomon Brothers Inc. (i) the Interest Rate shall be 6.45% per annum, until but excluding the Coupon Reset Date, and (ii) shall be a rate equal to the sum of the Coupon Reset Rate and .25% from and after the Coupon Reset Date). No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this
Note is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15, as the case may be, next preceding such Interest Payment Date; provided that interest payable on the Maturity Date set forth above or, if applicable, acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not fewer than ten days prior to such Special Record Date. Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CONSUMERS ENERGY COMPANY



Dated: May 1, 1998                    By:_________________________
                                      Title:   Senior Vice President and
                                               Chief Financial Officer



                                       Attest:________________________
                                       Title:  Vice President and
                                               Secretary


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This Note is one of the Notes of
the series herein designated,
described or provided for in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK, As Trustee

By: ________________________________
          Authorized Officer

       This Global Note is a global security in respect of a duly authorized issue of Senior Notes, 6.20% Reset Put Securities, Series A, Due 2008, (the "NOTES OF THIS SERIES", which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of February 1, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $250,000,000.

       Prior to the Release Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the "SENIOR NOTE FIRST MORTGAGE BONDS") delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture, dated as of September 1, 1945, from the Company to The Chase Manhattan Bank, as successor trustee to City Bank Farmers Trust Company (the "MORTGAGE TRUSTEE"), as supplemented and modified (collectively, the "FIRST MORTGAGE"). Reference is made to the First Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note First Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of first mortgage bonds under the First Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

       From and after such time as all first mortgage bonds (other than Senior Note First Mortgage Bonds) issued under the First Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Release Date"), the Senior Note First Mortgage Bonds shall cease to secure the Notes in any manner. In certain circumstances prior to the Release Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note First Mortgage Bonds held by the Trustee, but in no event prior to the Release Date to amount less than the aggregate outstanding principal amount of the series of Notes initially issued contemporaneously with such Senior Note First Mortgage Bonds.

       Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note or Global Note, as the case may be.

       The Notes will not be subject to redemption prior to the Maturity
Date.

       On the Coupon Reset Date (i) if all of the Notes are purchased on such date by the Callholder pursuant to its Call Option (as defined below), the Notes shall bear interest from and including the Coupon Reset Date to but excluding Maturity Date at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below (subject to payment of additional interest of .25% per annum during the continuation of a Registration Default as provided on the face hereof), or (ii) the Notes shall be purchased by the Company pursuant to the exercise of the Mandatory Put (as defined below) by the Trustee on behalf of the Holders of the Notes.

       The Notes will mature on the Maturity Date. On the Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder (who shall make such payment to the Trustee for the benefit of the Holders), if the Callholder purchases this Note pursuant to the Call Option, or (ii) in the event the Callholder does not exercise the Call Option or fails for any reason to pay the Call Price (as defined below) to the Trustee when required, from Consumers following the exercise of the Mandatory Put by the Trustee for and on behalf of the holders of the Notes.

       By giving notice to the Trustee as described below (the "Call Notice"), the Company, as initial Callholder, or any assignee of the Call Option as Callholder, has the right to purchase the Notes, in whole but not in part, on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date). The Callholder will be required to give the Call Notice to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than ninety calendar days prior to the Coupon Reset Date. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's account with The Depository Trust Company ("DTC"). If the Callholder exercises the Call Option, (a) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date the Callholder shall pay the amount of the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the Notes (including, if applicable, the Holder hereof) on the Coupon Reset Date and
(ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Note to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date. The Callholder is not required to exercise the Call Option, and no Holder of the Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

       The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Notes (including, if applicable, the Holder hereof).

       The Call Option provides for certain circumstances under which such Call Option may be terminated (as described below).

       If the Call Option is not exercised or if the Callholder fails to pay the Call Price to the Trustee at or prior to the required time for any reason or if the Call Option otherwise terminates, the Trustee will exercise the right of the Holders of the Notes (including the Holder hereof) to require the Company to purchase the Notes, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof ("Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the Holders of the Notes (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Company will deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the Notes will be required to deliver and will be deemed to have delivered the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of a Note, each Holder irrevocably agrees that the Trustee shall exercise the Mandatory Put for or on behalf of the Holder of the Notes as provided herein. No Holder of any Note or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

       In anticipation of the exercise of the Call Option or Mandatory Put on the Coupon Reset Date, notice of delivery of all Notes on the Coupon Reset Date against payment of the Call Price or Put Price (the "Delivery Notice") shall be given by mail not less than 30 nor more than 60 days prior to the Coupon Reset Date (which, as long as the Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (the "Depositary")); provided, however, that the failure to duly give such Delivery Notice by mail, or any defect therein, shall not affect the validity of any proceedings for the delivery of any Notes. The Trustee will notify the Holders of Notes once it is determined whether the Call Price or the Put Price will be delivered on the Coupon Reset Date. Interest on the Notes accrues to, but excludes, the Coupon Reset Date.

       Pursuant to the terms of a Calculation Agency Agreement, dated as of May 1, 1998 between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) will be
the Calculation Agent.   If the Callholder timely exercises its Call
Option, and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate to be paid on the Notes, from and including such Coupon Reset Date, to but excluding the Maturity Date (the "Coupon Reset Rate").

       (a) The Company will provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which it desires the Calculation Agent to obtain Bids (as defined below) for the purchase of the Notes and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

       (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent will provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus relating to the Notes, (ii) a copy of the form of the Notes and (iii) a written request that each Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed. "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall also be provided with (A) the Company's name, (B) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (C) the principal amount and Maturity Date of the Notes and (D) the method by which interest will be calculated on the Notes.

       (c) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (i) the total principal amount of the Notes, plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 1, 2008, which has an interest rate of 5.75%, semi-annual interest payments on each May 1 and November 1, commencing November 1, 2003, and a principal amount of $250,000,000 million, and assuming a discount rate equal to the Treasury Rate over (B) $250,000,000. "Treasury Rate" for the Notes means the per annum rate equal to the offer side yield to maturity of the current on-the-run five-year United States Treasury Security per Telerate page 500 ( or any successor page or substitute page as may replace such page on such service), at 11:00 a.m., New York City time, on the 90th calendar day prior to the Coupon Reset Date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent) or, if such rate does not appear on Telerate page 500 ( or any successor page or substitute page as may replace such page on such service) at such time, the rate on GovPX End-of-Day Pricing at 3:00 p.m., New York City time, on such date (or such other time or date that may be agreed upon by Consumers and the Calculation Agent).

       (d) The Calculation Agent will provide written notice to the Company by 12:30 p.m., New York City time, on the Bid Date, setting forth
(i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time, and provided further, that if any two or more of the lowest Bids submitted are equivalent, Consumers shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a dealer, has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid.

       (e) Immediately after calculating the Coupon Reset Rate, the Calculation Agent will provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate. At the request of the Holders of any Notes, the Calculation Agent will provide to the Holders the Coupon Reset Rate. The Trustee shall notify the Mortgage Trustee of the Coupon Reset Rate.

       If the Calculation Agent determines that at any time prior to the sale of the Notes on the Bid Date (i) an Event of Default has occurred and is continuing under Sections 8.01(a)(1), (2), (3) or (4) (other than, with respect to clause (4), any Event of Default resulting from a default under
Section 11.01(d) or (e) of the Mortgage ), the Callholder may terminate the Call Option by written notice to the Company and the Trustee; or (ii) an Event of Default has occurred and is continuing under Sections 8.01(a)(4) (to the extent that such Event of Default results from a default under Section 11.04(d) or (e) of the Mortgage), (5) or (6) of the Indenture, the Call Option shall immediately and automatically terminate. In addition, if the Calculation Agent determines that following the Call Notice, (A) the Callholder fails to pay the Call Price by 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date due to the occurrence of a Market Disruption Event (as defined below) or (B) fewer than two Dealers have submitted Bids in a timely manner substantially as provided above, such Call Option will be automatically revoked and terminated, and the Trustee will exercise the Mandatory Put on behalf of the Holders. "Market Disruption Event" shall mean any of the
following:   (A) a suspension or material limitation in trading in
securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (B) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (C) any material adverse change in the existing financial, political or economic conditions in the United States of America; (D) an outbreak or escalation of major hostilities involving the United States of America or a declaration of a national emergency or war by the United States of America; or (E) any material disruption of the U.S. Treasury securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impracticable to conduct the Coupon Reset Process.

       Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of, and any premium on, this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal and premium of this Global Note is required to be paid.

       The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

       If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the Senior Note First Mortgage Bonds as provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

       As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

       No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

       As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

       The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Michigan.

                               ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common      UNIF GIFT
                                     MIN ACT -   _____ Custodian ______
                                                  (Cust)         (Minor)

TEN ENT -- as tenants by the
entireties                                                       Under
Uniform Gifts to Minors

JT TEN -- as joint tenants with right
 of survivorship and not as tenants in
 common                              ____________________________
                                                 State

                Additional abbreviations may also be used
                       though not in the above list.

                            ___________________

            FOR VALUE RECEIVED the undersigned hereby sell(s),
                      assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
                Please print or typewrite name and address
                   including postal zip code of assignee


______________________________
the within note and all rights
thereunder, hereby irrevocably
constituting and appointing
                    attorney to
transfer said note on the books
of the Company, with full power
of substitution in the premises.



Dated:   ______________________


                                     NOTICE:  The signature to this
                                     assignment must correspond with the
                                     name as written upon the face of the
                                     within instrument in every
                                     particular, without alteration or
                                     enlargement or any change whatever.